UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2014 (February 25, 2014)

 KATE SPADE & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 354-4900

Fifth & Pacific Companies, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On February 25, 2014, Kate Spade & Company (the “Company”) completed its name change from Fifth & Pacific Companies, Inc. (“FNPC”). The name change was effected through a short form merger pursuant to Section 253 of the General Corporation Law of the State of Delaware by merging a wholly owned subsidiary of FNPC into FNPC, with FNPC as the surviving corporation in the merger. The merger, which was effective following the filing of FNPC’s annual report on Form 10-K for the fiscal year ended December 28, 2013, had the effect of amending the FNPC Restated Certificate of Incorporation, as amended, to reflect the change in corporate name to Kate Spade & Company.

The outstanding shares of the Company’s common stock were not affected by the change of name and continue to trade on the New York Stock Exchange; however, effective February 26, 2014, the CUSIP number changed to 485865109 and the new trading symbol for the common stock changed to KATE. A copy of the Certificate of Ownership and Merger is attached to this Report as Exhibit 3.1 and incorporated herein by reference thereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

3.1	Certificate of Ownership and Merger Merging CTSD Holding Corporation into Fifth & Pacific Companies, Inc., dated February 25, 2014 filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATE SPADE & COMPANY

Date: March 3, 2014	By:	/s/ Christopher T. DiNardo
	Name:	Christopher T. DiNardo
	Title:	Senior Vice President, General Counsel
and Corporate Secretary

EXHIBIT LISTING

3.1	Certificate of Ownership and Merger Merging CTSD Holding Corporation into Fifth & Pacific Companies, Inc., dated February 25, 2014, filed herewith.